Exhibit 10.2

STOCK ISSUANCE AND WITHHOLDING AGREEMENT

This Agreement is made on the 28th day of September 2007, by and between STEPHEN P. HERBERT (“Herbert”), and USA TECHNOLOGIES, INC., a Pennsylvania corporation (“USA”).

Background

USA and Herbert entered into an Amended and Restated Employment And Non-Competition Agreement dated May 11, 2006 (the “Employment Agreement”), pursuant to which USA granted to Herbert, as a bonus, 16,667 shares of Common Stock (the “Bonus Shares”) that vested on January 1, 2007. The Bonus Shares have been issued to Herbert. Further, on February 12, 2007, USA adopted the Long-Term Equity Incentive Program (the “Plan”). Pursuant to the Plan, Herbert has earned 51,028 shares of Common Stock of USA (the “Plan Shares”) on account of the 2007 fiscal year. The Plan Shares have not yet been issued to Herbert. As more fully set forth herein, the parties desire to make arrangements for the issuance of the Plan Shares to Herbert and for the satisfaction, among other things, of USA’s tax withholding obligations in respect of the Bonus Shares already issued to Herbert.

Agreement

NOW, THEREFORE, in consideration of the covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:

1.           Herbert hereby elects to have USA withhold and retain 6,400 Plan Shares which are otherwise issuable to Herbert pursuant to the Plan. The 6,400 Plan Shares have an aggregate fair market value of approximately $53,624.88 as of close of business on September 28, 2007, which amount represents the minimum amount of tax required to be withheld by USA under federal, state and local laws in respect of the Bonus Shares already issued to Herbert.

2.           As of the date hereof, USA shall issue to Herbert an aggregate of 44,628 shares. These shares represent the 51,028 Plan Shares earned by Herbert for the 2007 fiscal year less the 6,400 shares to be retained by USA in order to satisfy its tax withholding obligations in connection with the Bonus Shares already issued to Herbert.

3.           USA shall instruct its transfer agent to issue the Plan Shares referred to in Section 2 hereof as of the date hereof. The certificates representing the Plan Shares shall be subject to stop transfer instructions and shall bear the following restrictive legends:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR JURISDICTION, IN RELIANCE UPON EXEMPTIONS UNDER THOSE ACTS. THE SALE OR OTHER DISPOSITION OF THESE SECURITIES IS PROHIBITED UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH SALE OR DISPOSITION CAN BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR JURISDICTION. BY ACQUIRING THESE SECURITIES, THE HOLDER REPRESENTS THAT THE HOLDER HAS ACQUIRED SUCH SECURITIES FOR INVESTMENT PURPOSES ONLY AND THAT THE HOLDER WILL NOT SELL OR OTHERWISE DISPOSE OF THESE SECURITIES WITHOUT REGISTRATION OR COMPLIANCE WITH THE AFORESAID ACTS AND THE RULES AND REGULATIONS ISSUED THEREUNDER.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CANCELLATION PURSUANT TO THE TERMS OF A CERTAIN STOCK ISSUANCE AND WITHHOLDING AGREEMENT DATED SEPTEMBER 28, 2007 ENTERED INTO BY THE CORPORATION AND THE INITIAL HOLDER HEREOF, A COPY OF WHICH AGREEMENT MAY BE INSPECTED BY THE HOLDER OF THIS CERTIFICATE AT THE PRINCIPAL OFFICE OF THE CORPORATION, OR FURNISHED BY THE CORPORATION TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST WITHOUT CHARGE.

4.           Herbert agrees that, on or before December 31, 2007, Herbert shall satisfy all applicable federal, state and local income and other tax withholding obligations of USA in connection with the 16,666 additional bonus shares that vested on June 1, 2007 under his Employment Agreement as well as the 51,028 Plan Shares earned by him on account of the 2007 fiscal year through either: (a) the delivery by Herbert to USA of the amount of the withholding tax obligations, or (b) the cancellation of a portion of the shares issued to Herbert hereunder by that number of shares having a value equal to the withholding tax obligations required to be withheld by law.

5.           The implementation and interpretation of this Agreement shall be governed by and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to its conflict of laws rules.

6.           The rights and obligations of both parties under this Agreement shall inure to the benefit of and shall be binding upon their personal representatives, heirs, successors and assigns.

7.           This Agreement may only be modified by an agreement in writing executed by both USA and Herbert.

IN WITNESS WHEREOF, the parties hereto have executed this Stock Issuance And Withholding Agreement on the day and year first above written.

/s/ Stephen P. Herbert
STEPHEN P. HERBERT

USA TECHNOLOGIES, INC.

By:	/s/ George R. Jensen
George R. Jensen, Jr.
Chief Executive Officer